Exhibit 16.1

February 2, 2011

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

Northumberland Resources, Inc. (the “Company”) provided to us a copy of the Company’s response to Item 4.01 of Form 8-K, dated January 19, 2011. We have read the Company’s statements included under Item 4.01 of its Form 8-K and we agree with such statments insofar as they relate to our firm.

Very truly yours,
LBB & Associates Ltd., LLP

10260 WESTHEIMER ROAD, SUITE 310 ● HOUSTON, TEXAS 77042 ● TEL: (713) 877-9944 ● FAX: (713) 456-2408